EXHIBIT 10.2
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
                       FIRST AMENDMENT TO CREDIT AGREEMENT


THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 31, 1995 (this "Amendment"), is among COMSTOCK RESOURCES, INC., a Nevada corporation ("CRI"), COMSTOCK OIL & GAS, INC., a Nevada corporation ("COG"), COMSTOCK OIL & GAS -- LOUISIANA, INC., a Nevada corporation ("COGL"), COMSTOCK OFFSHORE ENERGY, INC., a Delaware corporation ("COE")(CRI, COG, COGL and COE may hereinafter collectively be referred to as the "Borrowers"), the lenders party hereto from time to time (collectively, the "Banks" and individually, a "Bank") and NBD BANK, as agent for the Banks (in such capacity, the "Agent").

RECITAL

The Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of July 31, 1995 (the "Credit Agreement") and desire to amend the Credit Agreement as set forth herein.


TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


                             ARTICLE I. AMENDMENTS.

Upon satisfaction of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

1.1 Sections 7.2(a), (b) and (c) are restated in their entirety to read as follows:

     (a)Current Ratio. Permit or suffer the ratio of (i) the sum of Current Assets plus the unused availability under the revolving credit facility established by Section 2.1(a), to (ii) Current Liabilities at any time to be less than 1.0 to 1.0.

     (b)Tangible Net Worth. Permit or suffer Consolidated Tangible Net Worth of CRI and its Subsidiaries to be less than, at any time, the sum of (i) $53,000,000, minus (ii) the lesser of the actual write off taken by CRI as a result of its adoption of FASB Statement No. 121 or $25,000,000 plus (iii) 50% of Consolidated Net Income of CRI and its Subsidiaries for any fiscal year, commencing with the fiscal year ending December 31, 1995, and to be added as of the last day of each such fiscal year, provided that if such Consolidated Net Income is negative in any fiscal year the amount added pursuant to this clause
(iii) shall be zero and shall not reduce the amount added pursuant to this clause (iii) for any other fiscal year, plus (iv) 75% of the net cash proceeds of any equity offering of CRI.

     (c)Debt Service. Permit or suffer, as of the last day of each fiscal quarter of CRI, the ratio of (i) Consolidated Adjusted Cash Flow of CRI and its Subsidiaries, as calculated for the four fiscal quarters then ending to (ii) the portion of all Consolidated Funded Indebtedness of CRI and its Subsidiaries due in the four fiscal quarters then ending, including the amount of mandatory Borrowing Base reductions required pursuant to clause (b) of the definition of Borrowing Base set forth in Section 1.1, to be less than 1.1 to 1.0 as of the last day of any fiscal quarter.

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


                          ARTICLE II. REPRESENTATIONS.

Each Borrower and Guarantor represents and warrants to the Agent and the Banks that:

2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

2.2 This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof.

2.3 After giving effect to the amendments herein contained, the representations warranties contained in Section 6 of the Credit Agreement and in the Security Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.4 After giving effect to the amendments herein contained, no Event of Default or Default exists or has occurred and is continuing on the date hereof.

                   ARTICLE III. CONDITIONS OF EFFECTIVENESS.

This First Amendment shall not become effective until:

3.1 The Borrowers and the Majority Banks shall have executed and delivered this First Amendment.

3.2 The Guarantors shall have executed and delivered to the Agent a Consent and Acknowledgement to this First Amendment.


                           ARTICLE IV. MISCELLANEOUS.

4.1 The Borrowers agree to pay and save the Banks harmless from liability for the payment of all costs and expenses arising in connection with this First Amendment including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Agent, in connection with the preparation and review of this First Amendment and any related documents.

4.2 References in the Credit Agreement or in any note, agreement, certificate, instrument or other document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

4.3 Except as expressly contemplated hereby, the Borrowers and the Guarantors agree that the Credit Agreement, all related Notes, the Security Documents and all other documents and agreements executed by any Borrower or any Guarantor in connection with the Credit Agreement in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect and that the Borrowers and the Guarantors have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.4 This First Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

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


     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of December 31, 1995 which shall be the Effective Date of this Amendment.

COMSTOCK RESOURCES, INC.

By:/s/ M. JAY ALLISON
M. Jay Allison, its president and
chief executive officer

COMSTOCK OIL & GAS, INC.

By:/s/ M. JAY ALLISON
M. Jay Allison, its president and
chief executive officer

COMSTOCK OIL & GAS -- LOUISIANA, INC.

By:/s/ M. JAY ALLISON
M. Jay Allison, its president and
chief executive officer

COMSTOCK OFFSHORE ENERGY, INC.

By:/s/ M. JAY ALLISON
M. Jay Allison, its president and
chief executive officer

NBD BANK, as a Bank and as Agent

By:/s/ D. ANDREW BATEMAN
Its:first vice president

BANK ONE, TEXAS, NA

By: /s/MARK CRANMER
Its:vice president


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


CONSENT AND ACKNOWLEDGEMENT

     Each of the undersigned Guarantors is hereby executing this Amendment for the purpose of agreeing to all of the terms and provisions hereof applicable to it, and making the representations and warranties applicable to it.

COMSTOCK MANAGEMENT CORPORATION

By:/s/ M. JAY ALLISON
M. Jay Allison, its president and
executive officer

COMSTOCK NATURAL GAS, INC.

By:/s/ROLAND O. BURNS
Roland O. Burns, its senior vice-
president and chief financial
officer


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